Exhibit 99.1

CareMax Inc. Announces Second Quarter 2021 Financial Results

Miami, FL – August 13, 2021 -- CareMax, Inc. (NASDAQ: CMAX; CMAXW), a leading technology-enabled provider of value-based care to seniors, announced today financial results for the second quarter ended June 30, 2021.

Business Highlights

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Announced collaboration with Anthem described in separate press release issued earlier today
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Entered into agreement with The Related Companies, a leading national affordable housing developer, to support CareMax in opening centers inside or near affordable senior housing nationwide
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Anticipate opening at least 75 new CareMax centers over the next three years
▪
Completed the acquisition of Senior Medical Associates (SMA) and entered into a definitive agreement to acquire DNF Medical Centers, expanding our penetration in Central Florida
▪
Scheduled Investor Day to discuss key growth strategies on September 9, 2021 at 9:30am ET

Second Quarter 2021 Results1

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GAAP total revenue was $44.9 million for the second quarter of 2021 and $72.8 million for the first half of the year.
▪
GAAP net loss was $7.4 million for the second quarter of 2021, or $0.26 per diluted share, and  $13.4 million, or $0.31 per share, for the first half of the year.
▪
On a pro forma basis, total revenue was $97.8 million for the second quarter of 2021 and $193.2 million for the first half of the year.
▪
Adjusted EBITDA2 was $1.5 million for the second quarter of 2021 and $10.2 million for the first half of 2021. Direct COVID headwinds accounted for an approximately $11 million reduction in adjusted EBITDA.
▪
Medical expense ratio was 80.7% for the second quarter of 2021 and 76.3% for the first half of the year.
▪
The Company ended the quarter with approximately 61,500 total members and 21,500 Medicare Advantage members, not including the more than 4,000 members from the planned acquisition of DNF Medical Centers.
▪
As of June 30, 2021, the Company operated 34 medical centers, with two additional centers in progress and slated to open in 2022. Six additional centers are anticipated to be added as part of the planned acquisition of DNF Medical Centers.

1GAAP presentation is for CareMax Medical Group and includes the financial information and activities for IMC for the period from June 8, 2021 (the closing of the business combination) to (and including) June 30, 2021 (23 days).  Pro forma and other non-GAAP information gives effect to the business combination and the acquisition of SMA as if the transactions had occurred in historical periods.

2Adjusted EBITDA and medical loss ratio are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to GAAP financial statements is included in this release.

Management Commentary

Carlos de Solo, Chief Executive Officer, commented, “After the merger with IMC, the recent closing of our acquisition of Senior Medical Associates and the anticipated closing of the DNF acquisition this quarter, CareMax has a strong, sustainable foundation of profitability in South and now Central Florida from which to take our model nationwide. In our current markets, we are focused on organic growth and constantly improving our care model for the benefit of our members.”

“Anchored by our collaborations with Anthem and The Related Companies, we are developing a unique ecosystem whereby the most underserved communities receive access to our care model. We believe we have the ability to deliver consistent, replicable results nationwide, giving us conviction to accelerate our de novo growth with a goal of opening at least 75 new CareMax centers in the next three years. These key agreements provide us with a multi-faceted growth strategy designed to enable us to confidently expand at a rapid pace.”

“To supplement the outstanding  talent in CareMax and IMC, we are in the process of building out an executive team that is capable of implementing our ambitious plans. We are making these investments in talent to maximize the opportunities in our base business as well as execute on the growth opportunities ahead of us.”

“While we, like our peers, experienced headwinds in 2021 related to COVID-19, we believe these challenges are unique to the current pandemic and non-recurring in nature. I am proud and pleased to say that our core business remains sound and growing – a testament to our high-caliber medical and support personnel who have worked tirelessly throughout the pandemic to meet our members’ needs.”

Conference Call

Management will host a conference call at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

 (877) 407-9753 (Domestic) or

 (201) 493-6739 (International)

The conference call will also be available on the Company's website, ir.caremax.com.  Following the live call, a replay will be available on the Company's website.

An investor presentation has also been posted to ir.caremax.com

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of CareMax management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the recent coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.

The Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA less Patient Equipment Capex.

The Company believes Adjusted EBITDA less Patient Equipment Capex is useful to investors in evaluating the Company’s financial performance. The Company’s business requires significant investment in equipment purchases to maintain its patient equipment inventory. Some equipment title transfers to patients’ ownership after a prescribed number of fixed monthly payments. Equipment that does not transfer wears out or often times is not recovered after a patient’s use of the equipment terminates. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements. In addition, the Company’s debt agreements contain covenants that use a variation of Adjusted EBITDA less Patient Equipment Capex for purposes of determining debt covenant compliance. For purposes of this metric, patient equipment capital expenditure is measured as the value of the patient equipment received during the accounting period without regard to whether the equipment is purchased or financed through lease transactions.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, changes in fair value of both the contingent consideration common shares liability and the warrant liability, and other non-recurring (income) expense in full year 2021. As a result, reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

CareMax Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	(Unaudited)
	June 30, 2021	December 31, 2020

ASSETS
CURRENT ASSETS
Cash	$170,080	$4,934
Restricted cash	1,956	-
Accounts receivable, net	32,031	9,395
Inventory	190	15
Prepaid expenses, net	3,449	183
Risk settlements due from providers	288	80
Due from related parties	-	274
Total Current Assets	207,994	14,881

Property and equipment, net	12,728	4,796
Goodwill	356,360	10,068
Intangible assets, net	50,357	8,575
Deferred debt issuance costs	2,195	-
Other assets	998	183
Total Assets	$630,632	$38,503

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,546	$1,044
Accrued expenses	10,689	2,572
Accrued interest payable	264	149
Risk settlements due to providers	178	643
Current portion of long-term debt	6,672	1,004
Due to related parties	-	39
Other current liabilities	5,771	-
Total Current Liabilities	26,120	5,451

Derivative warrant liabilities	27,337	-
Long-term debt, less current portion	114,222	26,325
Other Liabilities	2,639	-
Total Liabilities	170,318	31,776
COMMITMENTS AND CONTINGENCIES (Note 14)
STOCKHOLDERS'/MEMBER'S EQUITY
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 80,632,457 shares issued and outstanding at June 30, 2021)	8	-
Additional paid-in-capital	199,541	-
Retained earnings	260,765	-
Member units (no par value, 200 authorized, issued and outstanding at December 31, 2020)	-	223
Members' equity	-	6,504
Total Stockholders'/Members' Equity	460,314	6,727

Total Liabilities and Stockholders'/Members' Equity	$630,632	$38,503

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30	Three Months Ended June 30	Six Months Ended June 30	Six Months Ended June 30
	2021	2020	2021	2020
Revenue
Medicare risk-based revenue	$37,761	$25,746	$65,577	$50,841
Medicaid risk-based revenue	5,449	-	5,449	-
Other revenue	1,709	49	1,811	188
Total Revenue	44,919	25,795	72,837	51,029

Expenses
External provider costs	35,535	15,958	53,694	31,806
Cost of care	7,867	3,886	13,220	7,903
Sales and marketing	775	272	1,066	500
Corporate, general and administrative	8,881	1,456	10,676	2,740
Depreciation and amortization	1,437	356	1,951	712
Acquisition related costs	149	-	149	-
Total costs and expenses	54,644	21,928	80,756	43,661
Operating income (loss)	(9,725)	3,867	(7,919)	7,368
Interest income (expense), net	(792)	(403)	(1,296)	(730)
Gain (loss) on remeasurement of warrant liabilities	1,795	-	1,795	-
Gain (loss) on extinguishment of debt	1,358	-	1,358	-
Other expense/(income)	-	-	-	-
(Loss) income before income tax	(7,364)	3,464	(6,062)	6,638
Income tax provision (benefit)	-	-	-	-
Net income (loss)	$(7,364)	$3,464	$(6,062)	$6,638

Net income (loss) attributable to non-controlling interest	-	82	-	(8)
Net income (loss) attributable to controlling interest	$(7,364)	$3,382	$(6,062)	$6,646

Net income (loss) attributable to CareMax, Inc. class A common stockholders	$(7,364)	$3,382	$(6,062)	$6,646
Weighted average basic shares outstanding	28,404,759	10,796,069	19,649,057	10,796,069
Weighted average diluted shares outstanding	28,404,759	10,796,069	19,649,057	10,796,069
Net income (loss) per share
Basic	$(0.26)	$0.31	$(0.31)	$0.62
Diluted	$(0.26)	$0.31	$(0.31)	$0.62

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)/Income	$(6,062)	$6,638
Adjustments to reconcile net (loss)/income to net cash
Used in operating activities:
Depreciation expense	640	431
Amortization expense	1,320	281
Amortization of discount on debt and related issuance costs	135	35
Change in fair value of warrant liabilities	(1,795)	-
Gain on extinguishment of debt	(1,358)	-
Changes in operating assets and liabilities:
Accounts receivable	1,267	(3,607)
Prepaid expenses	(1,322)	9
Risk settlements due from/due to providers	(208)	128
Due from related parties	235	68
Other assets	(275)	18
Accounts payable	(2,113)	(52)
Accrued expenses	6,454	(55)
Other liabilities	(16)	-
Accrued interest	115	-
Net Cash (Used In)/Provided by Operating Activities	(2,983)	3,894

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,527)	(1,592)
Acquisition of businesses	(210,252)	-
Purchase of noncontrolling interest ownership	-	(267)
Net Cash Used in Investing Activities	(211,779)	(1,859)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Class A common stock	410,000
Issuance costs of Class A common stock	(12,471)	-
Recapitalization transaction	(108,799)	-
Proceeds from borrowings on long-term debt and credit facilities	125,000	2,500
Principal payments on long-term debt	(24,496)	(30)
Payment of deferred financing costs	(6,883)	-
Long-term debt extinguishment costs	(487)	-
Borrowing under paycheck protection program	-	2,164
Distributions to members	-	(81)
Net Cash Provided by Financing Activities	381,864	4,553

NET INCREASE IN CASH	167,102	6,588
Cash - Beginning of Period	4,934	4,438
CASH - END OF PERIOD	$172,036	$11,026

Pro Forma Statements of Operations (Unaudited)1

	Three Months Ended June 30,
$'000s	2021	2020		$ Change	% Change
Revenue
Medicare Risk-Based Revenue	$71,902	$67,883		$4,019	5.9%
Medicaid Risk-Based Revenue	20,454	14,828		5,626	37.9%
Other Revenue	5,423	4,980		443	8.9%
Total Revenue	$97,780	$87,691		$10,089	11.5%
Operating Expense
External Provider Costs	73,491	56,027		(17,464)	31.2%
Cost Of Care	12,762	10,465		(2,297)	21.9%
Sales And Marketing	1,688	1,245		(444)	35.6%
Corporate, General And Administrative	20,720	8,407		(12,313)	146.5%
Depreciation and Amortization	3,780	4,077		297	(7.3)%
Total Costs and Expenses	$112,441	$80,220		$(32,221)	40.2%
Operating (loss) income	$(14,661)	$7,471		$(22,133)	(296.2)%
Interest Expense, Net	1,666	1,456		(210)	14.4%
Change in Warrant Liability	(1,795)		–	1,795
Loss/(Gain) on Extinguishment of Debt	(1,358)		–	1,358
Other Expense/(Income)	(29)	190		218	(115.2)%
Income/(Loss) Before Income Taxes	$(13,145)	$5,826		$(18,971)	(325.6)%
Provision for Income Taxes	–		–	–
Net Income/(Loss)	$(13,145)	$5,826		$(18,971)	(325.6)%

	Six Months Ended June 30,
$'000s	2021	2020		$ Change	% Change
Revenue
Medicare Risk-Based Revenue	$143,648	$137,119		$6,529	4.8%
Medicaid Risk-Based Revenue	39,351	25,655		13,697	53.4%
Other Revenue	10,217	10,374		(157)	(1.5)%
Total Revenue	$193,217	$173,147		$20,069	11.6%
Operating Expense
External Provider Costs	139,093	112,883		(26,210)	23.2%
Cost Of Care	25,836	22,841		(2,995)	13.1%
Sales And Marketing	3,170	2,330		(840)	36.1%
Corporate, General And Administrative	31,493	16,796		(14,697)	87.5%
Depreciation and Amortization	7,265	8,424		1,159	(13.8)%
Total Costs and Expenses	$206,857	$163,274		$(43,584)	26.7%
Operating (loss) income	$(13,641)	$9,874		$(23,514)	(238.2)%
Interest Expense, Net	3,063	2,915		(147)	5.1%
Change in Warrant Liability	(1,795)		–	1,795
Loss/(Gain) on Extinguishment of Debt	(1,358)		–	1,358
Other Expense/(Income)	385	389		4	(1.1)%
Income/(Loss) Before Income Taxes	$(13,935)	$6,569		$(20,504)	(312.1)%
Provision for Income Taxes	–		–	–
Net Income/(Loss)	$(13,935)	$6,569		$(20,504)	(312.1)%

Pro Forma Non-GAAP Financial Summary (Unaudited*)
$'000s	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Medicare Risk Revenue	$69,236	$67,883	$69,104	$71,134	$71,746	$71,902
Medicaid Risk Revenue	10,827	14,828	20,565	19,062	18,897	20,454
Other Revenue	$5,393	$4,980	$4,032	$4,382	$4,793	$5,424
Total Revenue	85,456	87,691	93,701	94,578	95,436	97,780

External Provider Costs	56,856	56,027	63,719	61,483	65,091	74,491
Cost of Care	$12,376	$10,465	$12,222	$13,559	$13,074	$12,762
Platform Contribution	16,224	21,199	17,760	19,536	17,271	10,527
Platform Contribution Margin (%)	19.0%	24.2%	19.0%	20.7%	18.1%	10.8%

Sales and Marketing	$1,085	$1,245	$1,293	$1,431	$1,482	$1,688
Corporate, General and Administrative	8,039	5,720	6,182	5,831	7,138	7,293
Adjusted EBITDA	$7,100	$14,234	$10,285	$12,274	$8,651	$1,546
Adjusted EBITDA Margin (%)	8.3%	16.2%	11.0%	13.0%	9.1%	1.6%
* Figures give effect to the combinations of IMC, Care Holdings, and SMA as if they had occurred in historical periods.

1 Figures give effect to the combinations of IMC, Care Holdings, and SMA as if they had occurred in historical periods.

Select Pro Forma Non-GAAP Operating Metrics*

Pro Forma Non-GAAP Operating Metrics*	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21	Jun-21
Centers	31	31	32	34	34	34
Markets	1	1	1	1	1	1
Patients (MCREM)**	28,800	31,500	33,000	32400	33,100	34,700
At-Risk	85.2%	86.8%	85.9%	87.8%	87.0%	86.3%
Platform Contribution ($, Millions)***	$16.2	$21.2	$17.8	$19.5	$17.3	$10.5

* Figures give effect to the combinations of IMC, Care Holdings, and SMA as if they had occurred in historical periods.
** MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.
*** Platform contribution defined as risk-bsaed revenues less external provider costs and cost of care, excluding depreciation and amortization.

Reconciliation to Adjusted EBITDA*
$'000s	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Net Income (Loss)	$3,174	$3,464	$(357)	$1,293	$1,302	$(7,364)
GAAP Pro Forma Adjustments	(2,430)	2,362	1,139	2,905	(2,091)	(5,781)
Pro Forma Net Income	$744	$5,826	$782	$4,198	$(789)	$(13,145)
Interest Expense	1,459	1,456	1,442	1,440	1,396	1,666
Depreciation & Amortization	4,347	4,077	4,175	4,226	3,485	3,780
Change in Warrant Liability	-	-	-	-	-	(1,795)
Loss/(Gain) on Extinguishment of Debt	-	-	-	-	-	(1,358)
Other Expenses	199	190	301	(345)	413	(29)
EBITDA	$6,749	$11,548	$6,701	$9,520	$4,505	$(10,881)
Other Adjustments
Non-Recurring Expenses	(306)	2,008	2,831	1,874	2,979	8,622
Acquistions Costs	656	678	789	893	1,168	3,806
Discontinued Operations	-	-	(35)	(12)	(1)	-
Adjusted EBITDA	$7,100	$14,234	$10,285	$12,274	$8,651	$1,546
* Figures give effect to the combinations of IMC, Care Holdings, and SMA as if they had occurred in historical periods.

Contacts:

CareMax, Inc.

Media

Christine Bucan

(305) 542-8855

Christine@thinkbsg.com

Investor Relations

Ben Quirk

(415) 640-3715

ben.quirk@caremax.com

The Equity Group Inc.

Devin Sullivan

(212) 836-9608

dsullivan@equityny.com